UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PATRIOT SCIENTIFIC CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 30, 2010

Dear Patriot Scientific Corporation Stockholder:

On behalf of the Board of Directors and the management of Patriot Scientific Corporation, I'm pleased to extend a personal invitation to you to attend via the internet the annual meeting of stockholders of Patriot Scientific Corporation.  We will hold the meeting at 10:00 a.m. Pacific Time on Wednesday, January 19, 2011.

We are pleased that this year’s annual meeting will be a completely “virtual meeting” of stockholders, which we believe will a) allow us to reach a wider audience, b) allow for greater stockholder participation, and c) be an effective and productive use of technology, providing for considerable cost savings.  We are offering a live webcast of the annual meeting for our stockholders at https://virtualshareholdermeeting.com/PTSC where you will be able to attend the annual meeting, vote electronically and submit questions during the meeting.

Sincerely,

/s/ Clifford L. Flowers
Clifford L. Flowers
CFO and Interim CEO

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the internet. The enclosed Proxy Statement and accompanying 2010 Annual Report are available on the internet at www.shareholdermaterial.com/ptsc.  Information on the website does not constitute a part of this Proxy Statement.

PATRIOT SCIENTIFIC CORPORATION
Carlsbad Corporate Plaza
6183 Paseo Del Norte, Suite 180
Carlsbad, California 92011
(760) 547-2700

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:00 a.m. (Pacific Time) on Wednesday, January 19, 2011

PLACE:	Via the internet only at https://virtualshareholdermeeting.com/PTSC

AGENDA:	1.	Election of our board of directors;

	2.	Ratify the appointment of KMJ Corbin & Company as our independent registered public accounting firm for the current fiscal year ending May 31, 2011;

	3.	Consider a stockholder proposal to request that the Board amend our charter documents to provide for the election of directors by majority vote; and

	4.	Transact other business that may properly come before the meeting (including adjournments and postponements).

RECORD DATE:	November 23, 2010. A list of stockholders entitled to vote at the annual meeting of stockholders will be available at our corporate offices for 10 days prior to the date of the meeting, and electronically during the annual meeting at https://virtualshareholdermeeting.com/PTSC when you enter your 12-Digit Control Number.

MEETING ADMISSION:
You are entitled to attend and vote at the annual meeting only if you were a Patriot Scientific Corporation stockholder as of the close of business on November 23, 2010 or hold a valid proxy for the annual meeting.  Attendance will be via the live webcast available at https://virtualshareholdermeeting.com/PTSC.

ADMISSION VOTING:	Please vote as soon as possible to record your vote promptly, even if you plan to attend the annual meeting via the internet. You have three options for submitting your vote before the annual meeting:

	●	Internet

	●	Phone

	●	Mail

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Clifford L. Flowers
Clifford L. Flowers
Corporate Secretary

November 30, 2010
San Diego, California

PROXY STATEMENT

General information

Your vote is very important.  For this reason, the board of directors of Patriot Scientific Corporation, a Delaware corporation (referred to as “we,” “us,” “our”, or “the Company,”), is soliciting your proxy to vote your shares of common stock at the 2010 Annual Meeting of Stockholders (the “annual meeting”), or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the annual meeting.

Why am I receiving these materials?

Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.  This proxy statement is being sent to all stockholders of record as of the close of business on November 23, 2010 in connection with the solicitation of proxies on behalf of the board of directors for use at the 2010 annual meeting of stockholders to be held on January 19, 2011.  We intend to commence mailing this proxy statement and accompanying proxy card on or about December 8, 2010 to all stockholders entitled to vote at the annual meeting.

Our financial information

Our annual report to stockholders for the fiscal year ended May 31, 2010, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material.

Who is eligible to vote?

Stockholders of Patriot Scientific Corporation, as recorded in our stock register at the close of business on November 23, 2010, can vote at the annual meeting.  Each share of our common stock is entitled to one vote.  As of November 23, 2010, there were 407,986,878 shares of our common stock outstanding and entitled to vote.

How do I vote?

There are three ways to vote by proxy:

(1)	by internet;

(2)	by telephone; or

(3)	by mail.

If you vote by telephone or via the internet, please do not return a signed proxy card.  If you choose to vote by mail, mark your proxy card enclosed with the proxy statement, date and sign it, and mail it in the postage-paid envelope.

You may also vote via the internet during the meeting.  Stockholders attending via the internet will need to follow the instructions at https://virtualshareholdermeeting.com/PTSC in order to vote or submit questions at the meeting.  Voting via the internet by a stockholder will revoke and replace any previous votes submitted.

Who pays the cost of proxy solicitation?

Our board of directors is soliciting the enclosed proxy.  We will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation.  We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock to forward the proxy soliciting materials to the beneficial owners of such common stock and to obtain authorization for the execution of proxies.  We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. In the event we decide to hire a service to solicit proxies, we would expect such service to cost less than $10,000 plus reasonable and approved out-of-pocket expenses.

What is a proxy?

Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.  You may vote for all, some or none of our director candidates.  You may also vote for or against the other proposals or abstain from voting.

How do I specify how I want my shares voted?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card.  Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the board of directors in the proxy statement prior to marking your vote.

If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the board of directors on that proposal.  That recommendation is shown for each proposal on the proxy card.

How do I vote if I am a beneficial stockholder and what are broker “non-votes”?

If you are a beneficial stockholder holding your shares in a brokerage account, note that brokers will not have authority to vote your shares in their discretion on any of the proposals at the annual meeting, other than the ratification of the appointment of our independent auditors.  Shares held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients are referred to as “broker non-votes”.  Broker non-votes will not be counted in determining the outcome of any of the proposals at the annual meeting.

For your vote to be counted, you will need to communicate your voting decisions to your broker or other nominee before the date of the annual meeting by completing a voting instruction card which your broker or nominee is obligated to provide you.

What are the Board of Directors’ voting recommendations?

For the reasons set forth in more detail later in the proxy statement, our board of directors unanimously recommends that you vote for the proposals as follows:

FOR:

●	the election of our directors;

●	the ratification of the Audit Committee’s appointment of KMJ Corbin & Company as our independent registered public accounting firm for the current fiscal year 2011.

AGAINST:

●	the stockholder proposal to request that the Board amend our charter documents to provide for the election of directors by majority vote.

Can I revoke a proxy?

Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated vote electronically at the annual meeting, via the internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the annual meeting.  If you hold shares through a brokerage firm, you may revoke any prior voting instructions by contacting that firm.

What is a quorum?

In order to carry on the business of the meeting, we must have a quorum.  This means that at least a majority of the outstanding shares eligible to vote on the record date must be present at the meeting, either by proxy or in person.  Abstentions and broker non-votes are counted as present at the meeting for determining whether we have a quorum.  A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

How many votes are needed to have the proposals pass?

For the reasons set forth in more detail later in the proxy statement, our board of directors unanimously recommends that you vote “For” for the following proposals:

Proposal No. 1 -	the election of our directors;
Proposal No. 2 -	the ratification of the Audit Committee’s appointment of KMJ Corbin & Company as our independent registered public accounting firm for current fiscal year 2011.

Our board of directors unanimously recommends that you vote “Against” for the following proposal:

Proposal No. 3 -	the stockholder proposal to request that the Board amend our charter documents to provide for the election of directors by majority vote.

The board of directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting.  Accordingly, abstentions and “broker non-votes” (see above) as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

In order for Proposal Nos. 2 and 3 to pass, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the annual meeting is required for each proposal.  Only proxies and ballots indicating votes “FOR,” “AGAINST” or “ABSTAIN” on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote.  Broker non-votes will have no effect on the result of the vote on Proposal No. 3 although they will count toward the presence of a quorum.  Abstentions as to a proposal will have the same effect as votes against a proposal.

Voting Results

We will report final results on Form 8-K which we will file with the Securities and Exchange Commission (“SEC”) no later than January 25, 2011.

What is “Householding” of annual meeting materials?

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports.  This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 6183 Paseo Del Norte, Suite 180, Carlsbad, California, 92011-1153, Attn: Clifford L. Flowers, Corporate Secretary, telephone: (760) 547-2700.  If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

The first proposal on the agenda for the annual meeting will be electing three directors to serve until the next annual meeting or until their successors are elected.  Our bylaws provide that the number of our directors may be no less than three and no more than seven, with the exact number to be fixed as the board determines. The Board has currently fixed the number of directors at five; effective upon the election of directors at the annual meeting, the Board has fixed the number of directors at three.  There are three nominees for the three currently authorized seats on our board of directors.  Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the annual meeting FOR the election of the nominees presented below.

Under Delaware law, the three nominees receiving the highest number of votes will be elected as directors at the Annual Meeting.  As a result, proxies voted to “Withhold Authority” and broker non-votes will have no practical effect.

Each person nominated for election has consented to serve as a director for the ensuing year.  If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors.  The board of directors has no reason to believe that any of the nominees will become unavailable to serve.

Information with respect to the number of shares of common stock beneficially owned by each director as of November 23, 2010 appears under the heading “Security Ownership of Certain Beneficial Owners, Directors and Management.”  The name, age, years of service on our board of directors, and principal occupation and business experience of each director nominee is set forth below.

Director Qualifications – We believe that individuals who serve on our Board should possess the requisite education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and dedication to serving the interests of our stockholders.  The following are qualifications, experience and skills for Board members which are important to our business:

●
Leadership Experience – We seek directors who demonstrate extraordinary leadership qualities.  Strong leaders bring vision, diverse perspectives, and broad business insight to the company.  They demonstrate practical management experience, skills for managing change, and knowledge of industries, geographies and risk management strategies relevant to the company.

●
Finance Experience – We believe that all directors should possess an understanding of finance and related reporting processes.  We also seek directors who qualify as “audit committee financial experts” as defined in rules of the SEC for service on the Audit Committee.

●
Industry Experience – We seek directors who have relevant industry experience including: existing and new technologies, new or expanding businesses and a deep understanding of the Company’s business environments.

NAME	AGE	POSITION and TERM
Carlton M. Johnson, Jr.	50	Director (since August 2001)
Gloria H. Felcyn	63	Director (since October 2002)
Clifford L. Flowers	52	Chief Financial Officer/Secretary (since September 17, 2007) Interim CEO (since October 5, 2009)

CARLTON M. JOHNSON, JR. Mr. Johnson has served as a director of the Company since 2001, and is Chairman of the Executive Committee of the Board of Directors. Mr. Johnson is in-house legal counsel for Roswell Capital Partners, LLC, a position he has held since June 1996. Mr. Johnson has been admitted to the practice of law in Alabama since 1986, Florida since 1982 and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV- rated law firm of Smith, Sauer, DeMaria Johnson and was President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and Juris Doctor at Samford University - Cumberland School of Law. Since 1999, Mr. Johnson has served on the board of directors of Peregrine Pharmaceuticals, Inc., a publicly held emerging bio-tech company and currently serves as Peregrine’s chairman.  Mr. Johnson serves as chairman of Peregrine’s audit committee and is a member of Peregrine’s compensation and nominating committees. Since May 2009, Mr. Johnson has served on the board of directors of CryoPort, Inc. a publicly held company providing cost-efficient frozen shipping to biopharmaceutical and biotechnology industries.  Mr. Johnson serves as chairman of CryoPort’s nominating and governance committee and as a member of its audit committee and compensation committee.  Since November 2009, Mr. Johnson has served on the board of directors of ECOtality, Inc. a leader in clean electric transportation and storage technologies.  Mr. Johnson serves on the audit committee of ECOtality.

The Board of Directors concluded that Mr. Johnson should serve as a director in light of the extensive public company finance and corporate governance experience that he has obtained through serving on the boards and audit committees of Peregrine Pharmaceuticals, Inc., CryoPort, Inc., and ECOtality, Inc.

GLORIA H. FELCYN. Ms. Felcyn has served as a director of the Company since October, 2002 and is the Chairman of the Audit Committee of the Board of Directors.  Since 1982, Ms. Felcyn has been the principal in her own certified public accounting firm, during which time she represented Helmut Falk Sr. and nanoTronics, along with other major individual and corporate clients in Silicon Valley.  Following Mr. Falk’s death, Ms. Felcyn represented his estate and family trust as Executrix and Trustee of the Falk Estate and The Falk Trust.  Prior to establishing her firm, Ms. Felcyn worked for the national accounting firm of Hurdman and Cranston from 1969 through 1970 and Price Waterhouse & Co. in San Francisco and New York City from 1970 through 1976, during which period, she represented major Fortune 500 companies. Subsequent to that, Ms. Felcyn worked in the field of international tax planning with a major real estate syndication company in Los Angeles until 1982 when she decided to start her own practice in Northern California.  A major portion of Ms. Felcyn’s current practice is “Forensic Accounting”, which involves valuation of business entities and investigation of assets. Ms. Felcyn has published tax articles for “The Tax Advisor” and co-authored a book published in 1982, “International Tax Planning”.  Ms. Felcyn has a degree in Business Economics from Trinity University and is a member of the American Institute of CPA’s.

The Board of Directors concluded that Ms. Felcyn should serve as a director and the chairperson of the Audit Committee in light of the extensive financial and accounting experience that she has obtained over her career.

CLIFFORD L. FLOWERS. Mr. Flowers became our Chief Financial Officer on September 17, 2007 and is Secretary of the Company.  On October 5, 2009 Mr. Flowers was named Interim CEO.  From May 2007 to September 17, 2007, Mr. Flowers was the interim CFO for BakBone Software Inc., working as a consultant on behalf of Resources Global Professionals, Inc.  From June 2004 through December 2006, Mr. Flowers was the senior vice president of finance and operations and CFO for Financial Profiles, Inc. a developer and marketer of software for the financial planning industry.  Prior to joining Financial Profiles, Mr. Flowers served as CFO of Xifin, Inc., a provider of hosted software services to the commercial laboratory marketplace.  Prior to Xifin, Mr. Flowers served for nine years in positions of increasing responsibility at Previo, Inc., a developer and marketer of various PC and server-based products, including back up and business continuity offerings.  As CFO of Previo, Mr. Flowers’ global responsibilities included all financial operations and legal affairs.  He earlier served as an audit manager with Price Waterhouse, LLP.  Mr. Flowers is a graduate of San Diego State University with a B.S. summa cum laude in Business Administration with an emphasis in accounting.

The Board of Directors concluded that Mr. Flowers should serve as a director due to his leadership and financial experience combined with the perspective and experience he brings as our current chief financial officer and interim chief executive officer.

Vote Required; Board Recommendation

Directors are elected by plurality vote, meaning that (should there be more nominees than seats available) the nominees who receive the most votes will be elected for the term nominated, even if the number of votes received by any one or more nominees is less than a majority of the votes cast. Cumulative voting is not allowed in the election of directors. The Board recommends a vote in favor of each nominee set forth above.

CORPORATE GOVERNANCE

Our Board of Directors strongly believes in good corporate governance policies and practices.  We expect to continue to seek and implement those corporate governance practices that we believe will promote a high level of performance from our Board of Directors, officers and employees.  This section describes key corporate governance guidelines and practices that our Board has adopted.  Copies of the following corporate governance documents are posted on our website at www.ptsc.com (the information contained on our website is not intended to be a part of this Proxy Statement): (1) Code of Ethics for Senior Financial Officers, (2) Charter of the Compensation Committee of the Board of Directors, and (3) Charter of the Audit Committee of the Board of Directors.  If you would like a printed copy of any of these corporate governance documents, please send your request to Patriot Scientific Corporation, Attention: Corporate Secretary, 6183 Paseo Del Norte, Suite 180, Carlsbad, California  92011-1153.

Board of Directors

Our business is managed under the direction of our Board of Directors pursuant to the Delaware General Corporation Law and our Bylaws.  Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance.  Among the primary responsibilities of our Board of Directors is the oversight of the management of our Company.  Our directors remain informed of our business and management’s activities by reviewing documents provided to them before each board meeting and by attending presentations made by our chief executive officer and other members of management.  The Board of Directors held fifteen (15) formal meetings during the fiscal year ended May 31, 2010.  Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which the director served during the fiscal year ended May 31, 2010.  In addition, members of the Board of Directors have access to our books, records and reports and independent auditors and advisors.  Members of our management frequently interact with and are at all times available to our directors.

Director Independence

Under applicable NASDAQ Marketplace rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of the current directors, as well as those standing for re-election, are independent directors as defined by the NASDAQ Marketplace Rules governing the independence of directors.

Our Audit and Compensation Committees are composed entirely of independent directors as required by applicable SEC and NASDAQ rules, including Rule 10A-3 under the Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, there are no family relationships among any of the directors or executive officers of the Company.

Meetings of Independent Directors

The independent members of our Board of Directors have a practice of meeting in executive sessions without the presence of our management.  The independent members of the Board of Directors are scheduled to meet each time the Board holds its regularly scheduled meetings.

Board Committees

Our Board has two standing committees, the Audit Committee and the Compensation Committee.  In addition, the Board from time to time establishes special purpose committees and utilizes an Executive Committee for executive transitions and other matters.

Audit Committee

Our Audit Committee has been established in accordance with Section 3(a) (58) (A) of the Exchange Act, and is currently comprised of: Gloria H. Felcyn (Committee Chair) and Carlton M. Johnson, Jr. Each member of our Audit Committee is independent as defined under the applicable rules of the SEC and NASDAQ listing standards.  The Board has determined that Gloria H. Felcyn, who serves on the Audit Committee, is an “audit committee financial expert” as defined in applicable SEC rules.

The Board has adopted a written charter for the Audit Committee, a copy of which is available on our Web site—www.ptsc.com. The responsibilities of the Audit Committee, as more fully described in its charter, include reviewing our: (i) financial reports and information, (ii) systems of internal controls, (iii) auditing, accounting and financial reporting processes, (iv) compliance with legal requirements, (v) independent auditor’s qualifications and independence, and (vi) internal audit function performance and that of our independent auditors. During the fiscal year ended May 31, 2010, the Audit Committee held a total of five (5) meetings.

Compensation Committee

Our Compensation Committee is currently comprised of the following, each of whom is independent as defined under applicable NASDAQ and SEC rules: Carlton M. Johnson, Jr. (Committee Chair), Gloria H. Felcyn, and Helmut Falk Jr. During the fiscal year ended May 31, 2010, our Compensation Committee held a total of six (6) meetings.

The Compensation Committee reviews and recommends to the Board the salaries, bonuses and perquisites of our executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers our 2001, 2003 and 2006 Stock Option Plans.  The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our executive officers and evaluates their performance in light of these goals and objectives.  The Compensation Committee operates under a charter, a copy of which is available on our Web site—www.ptsc.com.  Changes to the charter are recommended by the Compensation Committee and must be approved by the Board.

Nominating Committee

We do not have a standing nominating committee and therefore do not have a nominating committee charter.  We believe that it is appropriate not to have such a committee because the full Board participates in the decision of who to nominate to the Board.

Although we do not have a formal policy that outlines a process whereby security holders may submit recommendations for Board nominees, we do facilitate communications from security holders to our Board on any topic as described in the section of this Proxy Statement entitled "STOCKHOLDER PROPOSALS AND COMMUNICATIONS." We believe that his process is adequate for considering the recommendations of our stockholders.

Qualifications for Director nominees are considered on a case by case basis, and may include factors including diversity in background, specific skills needed for committee roles, and in general experience that can complement the backgrounds of existing Board members.   The Board has no specific process for identifying and evaluating nominees to the Board, but generally tries to identify individuals known to existing Board members who will provide a broad range of characteristics, including diversity, management skills, financial, technological and business experience, as well as the ability to commit the requisite time for preparation and attendance at regularly scheduled meetings and to participate in other matters necessary for good corporate governance.  The Board has no policy regarding any differences in the manner in which it evaluates nominees recommended by a stockholder.

Board Leadership Structure

Our bylaws provide that the Chairman of the Board shall preside over all meetings of the Board of Directors.  Our bylaws also state that the Chairman of the Board shall serve as the Chief Executive Officer unless determined otherwise by our Board.  Since October 5, 2009 our Chief Financial Officer has served as our interim CEO and our Board has not appointed a Chairman of the Board.  During meetings of our Board of Directors, Mr. Johnson, an independent director, serves as Chairman of the Board.

Our independent directors meet in executive sessions without management present to evaluate whether management is performing its responsibilities in a manner consistent with the direction of the Board.  Additionally, all Board committee members are independent directors.  The committee chairs have authority to hold executive sessions without management present.  The Board has determined that its current structure is in the best interests of the Company and its stockholders.  We believe the independent nature of the Audit Committee and the Compensation Committee as well as the practice of the independent directors regularly meeting in executive session without Mr. Flowers present ensures that the Board maintains a level of independent oversight of management that is appropriate for the Company.

Board Risk Oversight

Our Board oversees and maintains our governance and compliance processes and procedures to promote the conduct of our business in accordance with applicable laws and regulations and with the highest standards of responsibility, ethics and integrity.  As part of its oversight responsibility, our Board is responsible for the oversight of risks facing the Company and seeks to provide guidance with respect to the management and mitigation of those risks.  Our board also delegates specific areas of risk to the Audit Committee which is responsible for the oversight of risk policies and processes relating to our financial statements and financial reporting processes.  The Audit Committee reviews and discusses with management and the independent auditors significant risks and exposures to the company and steps management has taken or plans to take to minimize or manage such risks.  The Audit Committee meets in executive session with our Chief Financial Officer and our independent auditor at each regular meeting of the Audit Committee.

Director Legal Proceedings

During the past ten years, no director, executive officer or nominee for our Board of Directors has been involved in any legal proceedings that are material to an evaluation of their ability or integrity to become our director or executive officer.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  Our Code of Ethics is available on our website at www.ptsc.com under the link “Investors” and “Management Team”.

Communicating with the Board of Directors

We have established a hotline for the confidential, anonymous submission by our directors, officers and employees of concerns regarding violations or suspected violations of our ethics policy including matters relating to accounting and auditing.  In addition, the Audit Committee has established procedures for the receipt, retention and treatment of communications received by us, our Board of Directors and the Audit Committee regarding accounting, internal controls or auditing matters.  Written communications from our stockholders and employees may be sent to: Patriot Scientific Corporation, Attention: Audit Committee Chair, 6183 Paseo Del Norte, Suite 180, Carlsbad, California 92011-1153.

In addition, our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters.  In addition, stockholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to: Board of Directors, Attention: Corporate Secretary, Patriot Scientific Corporation, 6183 Paseo Del Norte, Suite 180, Carlsbad, California 92011-1153.  Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s).  Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics.

Director Attendance at Annual Meetings of Stockholders

We have no policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend our annual meetings at which they stand for re-election.

DIRECTOR COMPENSATION

The following information outlines the compensation paid to our non-employee directors, including annual base retainer fees and option awards for the fiscal year ended May 31, 2010:

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)	All Other Compensation	Total Compensation ($)
Carlton M. Johnson, Jr.	$122,400	(2)	$-	--	$122,400
Gloria H. Felcyn	96,000	(3)	-	--	96,000
Helmut Falk, Jr.	36,000		-	--	36,000
Harry L. Tredennick, III	24,000	(4)	-	--	24,000
Donald E. Schrock	57,600	(5)	-	--	57,600
Dharmesh Mistry	42,000	(6)	60,000	--	102,000

1.
Represents the aggregate grant date fair value of grants awarded computed in accordance with authoritative guidance issued by the Financial Accounting Standards Board.  The assumptions used in determining the grant date fair values of the option awards are set forth in Note 17 in our Form 10-K for the fiscal year ended May 31, 2010, as filed with the SEC on August 16, 2010.  Amounts do not represent amounts paid to or realized by the non-employee director.  In addition, these amounts do not correspond to the actual value that may be recognized by the non-employee director.

2.	Consists of $28,800 board fee, $36,000 Phoenix Digital Solutions, LLC management committee fee, $28,800 Compensation Committee Chair fee and $28,800 Executive Committee Chair fee.

3.	Consists of $28,800 board fee and $67,200 Audit Committee Chair fee.

4.	Mr. Tredennick was paid board fees through January 2010.

5.	Consists of $28,800 board fee and $28,800 Corporate Development, M & A Committee Chair fee.

6.	Consists of $18,000 board fee and $24,000 Technology Committee Chair fee for Mr. Mistry’s service period beginning December 2009.

At May 31, 2010, the aggregate number of options outstanding was:  Mr. Johnson – 1,200,000 shares, Ms. Felcyn – 950,000 shares, Mr. Falk -700,000 shares, Mr. Schrock – 250,000 shares and Mr. Mistry – 400,000 shares.

Directors who are not our employees are compensated for their service as a director as shown in the table below:

Schedule of Director Fees
May 31, 2010

Compensation Item	Amount
Board	$36,000/28,800(1)
Corporate Development, M & A Committee Chair	28,800
Audit Committee Chair	67,200
Compensation Committee Chair	28,800
Executive Committee Chair	28,800
Technology Committee Chair	48,000
Phoenix Digital Solutions, LLC Management Committee Board Member	36,000

1.	Mr. Johnson, Ms. Felcyn and Mr. Schrock receive the lesser amount in conjunction with their fee reductions implemented in May 2009.

All retainers are paid in monthly installments.

Other

We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us.

PROPOSAL NUMBER 2
RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY

The next proposal on the agenda for the annual meeting will be ratifying the Board’s appointment of KMJ Corbin & Company as our independent registered public accounting firm for current fiscal year ending May 31, 2011.  The Audit Committee of the Board has appointed KMJ Corbin & Company, certified public accountants to serve as our independent registered public accounting firm for the fiscal year ending May 31, 2011. Our stockholders are being requested to ratify the appointment. KMJ Corbin & Company has served as our independent auditors and accountants since November 23, 2005.  Since November 23, 2005, there were no disagreements between us and KMJ Corbin & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  The Audit Committee recommended to the Board that KMJ Corbin & Company be re-appointed for fiscal year 2011.  A representative of KMJ Corbin & Company will be available via telephone at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of KMJ Corbin & Company as our independent auditors is not required by the Bylaws or otherwise.  However, the Board is submitting the selection of KMJ Corbin & Company to the stockholders for ratification as a matter of corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Vote Required; Board Recommendation

The Board recommends a vote in favor of this proposal. The affirmative vote of a majority of the votes cast will be required to approve this proposal.

Independent Registered Public Accounting Firm Fees

The following summarizes aggregate fees billed to us for the fiscal years ended May 31, 2010 and 2009 by KMJ Corbin & Company, our independent registered public accounting firm:

	2010	2009
Audit fees	$229,900	$252,500
Audit-related fees	-	111,650
Tax fees	18,934	51,654

Total fees	$248,834	$415,804

Audit fees pertain to the audit of our annual consolidated financial statements for fiscal years 2010 and 2009, including attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and timely reviews of our quarterly consolidated financial statements, consents, comfort letters, and review of documents filed with the SEC.

Audit-related fees pertain to assurance and related services related to the acquisition of PDSG in fiscal 2009.

Tax fees relate to tax compliance services rendered in the preparation of our tax returns.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

Pursuant to the Policy on Engagement of Independent Auditor, the Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditor. The Audit Committee pre-approves all audit services and non-audit services to be provided by the independent auditor and has approved 100% of the audit, audit-related and tax fees. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented at the next Audit Committee meeting for ratification.

Each audit, non-audit and tax service that is approved by the Audit Committee will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by one of our officers authorized by the Audit Committee to sign on our behalf.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent auditor.

In addition, since January 1, 2003, our independent auditor may not provide any services to our officers or Audit Committee members, including financial counseling or tax services.

Report of the Audit Committee of the Board of Directors (*)

Each year, the Board of Directors appoints an Audit Committee to review the Company’s financial matters. We operate pursuant to a written Audit Committee Charter adopted by the Board of Directors.  In accordance with the Audit Committee Charter, we must meet the independence requirements and other criteria set by the NASDAQ Marketplace Rules as currently in effect.  As part of our oversight of the Company’s financial statements, our Chair of the Audit Committee reviews and discusses with both management and KMJ Corbin & Company all annual and quarterly financial statements prior to their issuance.  In addition, our responsibilities include recommending to the Board an accounting firm to be hired as the Company’s independent registered public accounting firm.  We are also responsible for recommending to the Board that the Company’s financial statements be included in its Annual Report.  We have taken the following steps in making our recommendation that the Company’s financial statements be included in its Annual Report:

1.
The Audit Committee discussed with KMJ Corbin & Company, the Company’s independent registered public accounting firm, for fiscal year ended May 31, 2010, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit.  These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

2.
The Audit Committee discussed with KMJ Corbin & Company its independence and received from KMJ Corbin & Company a letter concerning independence as required under applicable independence standards for auditors of public companies.  This discussion and disclosure helped the Audit Committee in evaluating such independence.

3.
The Audit Committee reviewed and discussed with the Company’s management and KMJ Corbin & Company, the Company’s audited consolidated balance sheet at May 31, 2010, and consolidated statements of operations, cash flows and stockholders’ equity for the fiscal year ended May 31, 2010.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s financial statements be included in its annual report for its fiscal year ended May 31, 2010.  The Audit Committee also recommended to the Board the selection of KMJ Corbin & Company to serve as the Company’s independent registered public accounting firm for fiscal year 2011.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Gloria H. Felcyn, Chair of the Audit Committee
Carlton M. Johnson, Jr.

*  The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL NUMBER 3
STOCKHOLDER PROPOSAL – REQUESTING THAT OUR BOARD OF DIRECTORS AMEND OUR CHARTER DOCUMENTS TO PROVIDE FOR THE ELECTION OF DIRECTORS BY MAJORITY VOTE

Mr. Victor Innocenti, whose address is 132 Sheath Drive, Columbia, South Carolina and who has indicated that he beneficially owned 200,000 shares of Patriot common stock at December 31, 2009, has advised us that he intends to introduce the following proposal at the 2010 Annual Meeting.

Vote Required; Board Recommendation

In order for Proposal No. 3 to pass, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the annual meeting is required.   Further, because Proposal No. 3 is a stockholder proposal, only proxies and ballots indicating votes “FOR,” “AGAINST” or “ABSTAIN” on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote.  Broker non-votes and abstentions as to the proposal will have the same effect as votes against this proposal.

For the reasons set forth below, the Board unanimously recommends a vote AGAINST this proposal.

Mr. Innocenti’s Proposal and Supporting Statement

“RESOLVED:

That the shareholders of Patriot Scientific Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement

Our Company is incorporated in Delaware.  Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors.  (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216).  The law provides that if the level of voting support necessary for a specific action is not specified in a corporation’s certificate or bylaws, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard to elect directors.  This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or reelected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process.  Under the Company’s current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee.  The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board.  We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support.  We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change.  For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

We urge your support FOR this important director election reform.”

Your Directors’ Statement of Opposition

After careful consideration and for the reasons set forth below, the Board has determined that this Proposal would not enhance stockholder value and would not be in the best interests of the Company and its shareholders. The Board of Directors therefore unanimously recommends that stockholders vote AGAINST this proposal.

We elect directors using the method used by the overwhelming majority of publicly traded companies and prescribed as the default method by Delaware law—directors are elected by a plurality of the votes cast at a meeting. The Board of Directors believes that the plurality voting standard is fair, democratic and impartial and serves the best interests of our stockholders. The majority voting standard suggested by the Proponent does not provide significant advantages to us or our stockholders over the plurality voting standard.

The Proponent’s supporting statement asserts that a director nominee currently could be elected with a single affirmative vote. While this is theoretically possible, this is not the history of our director elections. The plurality voting standard has shown strong support for director nominees. The outcome of our election process during past years would not have been any different if the proposed majority voting standard had been used. For example, the director nominees elected at last year’s annual meeting of shareholders each received more than 47,600,000 affirmative votes, which exceeded 50% of the votes cast.

The Proposal could make it more difficult for shareholders to elect a full Board and could have a negative impact on shareholders who wish to elect someone other than a Board recommended nominee. Further, this proposal could unnecessarily increase the cost of soliciting stockholder votes. We may be required to take additional actions, such as conducting telephone solicitation campaigns, second mailings or other vote-getting strategies, to obtain the required vote to elect directors, all of which would likely result in increased spending by us for routine elections. The Board does not believe this would be an appropriate use of the Company’s and stockholder resources.

Accordingly, the Board of Directors unanimously recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise on the proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 23, 2010, by: (i) each stockholder known to us to beneficially own more than 5% of our common stock; (ii) each director and director nominee; (iii) our Chief Executive Officer, Chief Financial Officer, and our other Named Executive Officers for the fiscal year ended May 31, 2010; and (iv) all directors, director nominees, and Named Executive Officers of the Company as a group.  In general, “Beneficial Ownership” refers to shares that an individual or entity has the power to vote or dispose of, and any rights to acquire common stock that are currently exercisable or will become exercisable within 60 days of November 23, 2010.  Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law.  Each individual’s address is Carlsbad Corporate Plaza, 6183 Paseo Del Norte, Suite 180, Carlsbad, California 92011.  The number of shares of Common Stock outstanding as of November 23, 2010, was 407,986,878.

Name of Beneficial Owner	Number of Shares		Percent of Class
Gloria H. Felcyn	1,759,700	(1)	*
Helmut Falk, Jr.	3,472,731	(2)	*
Carlton M. Johnson, Jr.	1,475,000	(3)	*
Donald E. Schrock	250,000	(4)	*
Dharmesh Mistry	272,212	(5)	*
Clifford L. Flowers	900,000	(6)	*
All directors, nominees and executive officers as a group (6 persons)	8,129,643	(7)	1.99%

*Less than 1%

(1)	Includes 950,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of November 23, 2010.

(2)	Includes 600,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of November 23, 2010.

(3)	Includes 950,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of November 23, 2010.

(4)	Represents shares issuable upon the exercise of outstanding stock options exercisable within 60 days of November 23, 2010.

(5)	Represents shares issuable upon the exercise of outstanding stock options exercisable within 60 days of November 23, 2010.

(6)	Represents shares issuable upon the exercise of outstanding stock options exercisable within 60 days of November 23, 2010.

(7)	Includes 3,922,212 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of November 23, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and persons who beneficially own 10% or more of a class of our securities registered under Section 12 of the Exchange Act to file initial reports of beneficial ownership of our common stock and other equity securities and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”). Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish us with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of copies of the Forms 3, 4 and 5 and amendments thereto, furnished to us by the persons required to make such filings during the 2010 fiscal year, and our own records, we believe that from the period June 1, 2009 through May 31, 2010, Mr. Falk failed to file timely two Form 4s to report changes in beneficial ownership as required by Section 16(a) of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our Named Executive Officers during fiscal year 2010 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for fiscal year 2010.  We also describe various actions regarding Named Executive Officers compensation taken before or after fiscal year 2010 when we believe it enhances the understanding of our executive compensation program.

Compensation Philosophy and Objectives. The Compensation Committee of our Board of Directors (the “Compensation Committee”) is committed to the general principle that overall executive compensation should be commensurate with corporate performance, the performance of the individual executive officers, and the attainment of predetermined corporate goals. The primary objectives of our executive compensation program are to:

☐	reward the achievement of desired corporate and individual performance goals;

☐	provide compensation that enables us to attract and retain key executives; and

☐	provide compensation opportunities that are linked to our performance and that directly link the interests of executives with the interests of stockholders.

We balance our executive compensation program to provide a level of compensation opportunity that is competitive with those offered by companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including corporate performance, both separately and in relation to other companies competing in our markets, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, our historical compensation levels and stock awards, and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term corporate and individual performance.

Executive Compensation Program Components.  Our executive compensation program consists of base salary, bonuses and stock options.  The particular elements of the compensation program are discussed more fully below.

Base Salary

Base salary levels of executives are determined by the potential impact of the individual on the Company and corporate performance, the skills and experience required by the position, the individual performance and potential of the executive, and market data for comparable positions in companies in comparable industries and of comparable development, complexity and size. Base salaries for executives are generally evaluated and adjusted annually. The Compensation Committee has the discretionary authority to adjust such base level salaries based on our actual and projected performance, including factors related to revenue and profitability. In considering our performance in fiscal year 2010 in relation to the performance of other companies in our industry generally, we feel that the current compensation levels of our executive officers are appropriate.

The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code limiting corporate deductions to $1,000,000 for certain types of compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. We do not believe that we will pay “compensation” within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, we do not have a policy at this time regarding qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

Base salary is the only element of compensation that is used in determining the amount of contributions permitted under our 401(k) plan.

Bonuses

The Compensation Committee may establish the goals and measurements for bonuses to align executive pay with achievement of critical strategies and operating goals.  The targets for executive officers have been set at 50% of base salary for our Chief Executive Officer and 40% of base salary for other officers, except as otherwise reflected in individual employment contracts.

The Compensation Committee typically determines that the bonus shall take into consideration the achievement of revenue and profit goals and the achievement of specific strategic objectives.

During the fiscal year 2010, we paid Mr. Flowers a $62,500 discretionary bonus per his employment contract and we accrued $145,875 for Mr. Flowers’ interim CEO bonus.  During the fiscal year 2009, we paid the following bonuses to our named executive officers:  $250,000 to Mr. Goerner, our former CEO, for completion of his interim period on November 29, 2008, $50,000 to Mr. Flowers, our CFO, per his employment contract and $53,750 to Mr. Bibeau, our former Vice President of Business Development, for his milestones relating to our merger and acquisition activities.  During fiscal 2008, we accrued $83,000 and $11,000, respectively, for Mr. Goerner and Mr. Bibeau’s bonuses as shown in the Summary Compensation Table.

Stock Options

We use stock options to enable key executives to participate in a meaningful way in our success and to link their interests directly with those of stockholders. The number of stock options we grant to executives is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in our industry, the number of options previously granted, individual and corporate performance during the year, and the size and nature of option packages granted to comparable employees in comparable companies.

We set the exercise price of stock options at the fair market value of our common stock on the date of grant.  Fair market value is determined as the closing price of our stock on the grant date.  We do not backdate options or grant options retroactively.  We do not loan funds to employees to enable them to exercise stock options.

All of our stock options are granted at the sole discretion of the Board of Directors or the Compensation Committee.  Named executive officers may be granted stock options in accordance with terms of their employment contracts.

For the fiscal year ended May 31, 2010, no named executive officers received a stock option grant to purchase our common stock.

Benefits

Named executive officers also participate in our benefit plans on the same terms as other employees.  These plans include medical and dental insurance, as well as life and disability insurance.

Retirement Plan

We maintain a 401(k) plan for all eligible employees.  Pursuant to the plan, we provide a 50% match on the first 6% of a participant’s compensation.  Matching contributions vest over a three year period.  Participants choose to invest their account balances from a selection of funds provided by the plan fiduciary.  None of the investment options are in our stock.

Severance Benefits

We provide severance benefits to ease our executives’ transition due to an unexpected employment termination by us due to on-going changes in our employment needs.  Our Chief Financial Officer is entitled to severance benefits as specified in his employment contract.  Our former Chief Executive Officer was entitled to severance benefits per his Separation Agreement accordingly, during the fiscal year 2010 we accrued $145,833 to be paid out in the seven months following his separation date of October 5, 2009.  During fiscal 2010, we also provided our former Vice President of Business Development a lump-sum severance payment of $12,981 in connection with his separation on October 5, 2009.

Change in Control

We provide change in control benefits as an incentive to our key employees to remain with us despite uncertainties while a transaction is under consideration or pending.  Our Chief Financial Officer is entitled to change in control benefit payments as specified in his employment contract which is described below.

Management’s Role in Establishing Compensation

Our named executive officers do not determine or approve any element or component of their own base salary, annual incentive awards, long-term incentives or other aspects of compensation.  The named executive officers do provide input and make recommendations to the Compensation Committee with respect to the compensation of officers who report to them.  These recommendations are based on various factors, including individual contribution and performance, company performance, labor market conditions, complexity and importance of roles and responsibilities, reporting relationships, retention needs and internal pay relationships.

The following table summarizes the compensation of the named executive officers for the fiscal years ended May 31, 2010, 2009 and 2008.  For fiscal 2010, 2009 and 2008, the named executive officers are our Chief Executive Officer, Chief Financial Officer and Vice President of Business Development.

Summary Compensation Table
For Fiscal Years Ended May 31, 2010, 2009 and 2008

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	All Other Compensation ($) (2)	Total Compensation ($)
Frederick C. Goerner, CEO(d)	2010	$95,731	(3)	$-		$-	$168,236	$263,967
Frederick C. Goerner, CEO	2009	262,000	(3)	167,000		-	3,628	432,628
Frederick C. Goerner, CEO	2008	66,508	(3)	83,000		290,000	-	439,508

James L. Turley, CEO (a)	2008	174,145		-		684,000	118,782	976,927

David H. Pohl, CEO (b)	2008	5,668		-		-	104,893	110,561

Clifford L. Flowers, Interim CEO and CFO	2010	272,103	(5)	208,375	(6)	-	8,095	488,573
Clifford L. Flowers, CFO	2009	229,543	(4)	50,000		-	6,857	286,400
Clifford L. Flowers, CFO	2008	160,096		-		247,500	2,856	410,452

Thomas J. Sweeney, CFO (c)	2008	82,688		-		35,000	--	117,688

Paul R. Bibeau, V.P. Business Development	2010	85,354		-		-	18,655	104,009
Paul R. Bibeau, V.P. Business Development	2009	228,742		42,750		-	6,137	277,629
Paul R. Bibeau, V.P. Business Development	2008	47,541		11,000		116,000	-	174,541

1.
Represents the aggregate grant date fair value of grants awarded in fiscal 2010, 2009 and 2008 computed in accordance with authoritative guidance issued by the Financial Accounting Standards Board.  The assumptions used in determining the grant date fair values of the option awards are set forth in Note 17 in our Form 10-K for the fiscal year ended May 31, 2010, as filed with the SEC on August 16, 2010.  Amounts do not represent amounts paid to or realized by the named executive officers.  In addition, these amounts do not correspond to the actual value that may be recognized by the named executive officers.  For the fiscal year ended May 31, 2008, Mr. Turley forfeited 1,500,000 options due to vesting criteria not being met upon his resignation.  For the fiscal year ended May 31, 2010, Mr. Goerner forfeited 2,000,000 options due to vesting criteria not being met upon our October 5, 2009 restructuring.

2.	See the All Other Compensation Table below for details of the total amounts represented.

3.	Mr. Goerner’s base salary was $250,000 plus a $1,000 per month auto allowance.

4.	Mr. Flowers’ base salary increased from $225,000 to $231,750 on October 1, 2008.

5.	Mr. Flowers’ base salary increased from $231,750 to $291,750 on October 5, 2009.

6.	Mr. Flowers was paid a $62,500 discretionary bonus in July 2009 per his employment contract. At May 31, 2010 $145,875 was accrued for his interim CEO bonus.

(a)	Mr. Turley served as CEO from June 5, 2007 until February 28, 2008 and was replaced by Mr. Goerner.

(b)	Mr. Pohl served as CEO until June 5, 2007 and was replaced by Mr. Turley.

(c)	Mr. Sweeney served as CFO until September 17, 2007 and was replaced by Mr. Flowers.

(d)	Mr. Goerner served as CEO until October 5, 2009. Mr. Flowers is currently serving as Interim CEO.

All Other Compensation Table
For Fiscal Years Ended May 31, 2010, 2009 and 2008

Name and Principal Position	Year	Vacation Payout On Termination ($)	Relocation ($) (1)	401(k) Company Match ($)	Severance ($) (2)	Other ($) (3)	Total ($)
James L. Turley, CEO	2008	$6,761	$13,608	$3,221	$95,192	$-	$118,782

David H. Pohl, CEO	2008	4,723	-	170	100,000	-	104,893

Frederick C. Goerner, CEO	2010	7,267	-	3,023	145,833	12,113	168,236
Frederick C. Goerner, CEO	2009	-	-	3,628	-	-	3,628

Clifford L. Flowers, Interim CEO and CFO	2010	-	-	8,095	-	-	8,095
Clifford L. Flowers, CFO	2009	-	-	6,857	-	-	6,857
Clifford L. Flowers, CFO	2008	-	-	2,856	-	-	2,856

Paul R. Bibeau, V.P. Business Development	2010	3,050	-	2,624	12,981	-	18,655
Paul R. Bibeau, V.P. Business Development	2009	-	-	6,137	-	-	6,137

1.	We reimbursed Mr. Turley for relocation expenses per provisions of his employment contract.

2.
Includes amounts both accrued and paid in fiscal year 2008 for Mr. Turley.  Mr. Pohl’s severance was paid entirely in fiscal 2008.  Severance for both Mr. Goerner and Mr. Bibeau was paid entirely in fiscal 2010.

3.	Consists of $3,500 in outplacement services and $8,613 in health and dental insurance premium reimbursement payments to Mr. Goerner in connection with his Separation Agreement.

The following table shows the number of shares covered by exercisable and un-exercisable options held by our named executive officers as of May 31, 2010.

Outstanding Equity Awards
As of May 31, 2010

Name	Number of Securities Underlying Options (#)Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Clifford L. Flowers	750,000	(1)	-	0.45	9/17/2012

1.	On October 5, 2009, in connection with Mr. Flowers’ appointment as Interim CEO, the Compensation Committee authorized his unvested options to immediately vest.

Employment Contracts

In connection with Mr. Flowers’ appointment as Chief Financial Officer on September 17, 2007, we entered into an Employment Agreement (the “Flowers Agreement”) with Mr. Flowers for an initial 120-day term if not terminated pursuant to the Flowers Agreement, with an extension period of one year and on a day-to-day basis thereafter.  Pursuant to the Flowers Agreement, Mr. Flowers’ initial base salary was $225,000 per year and he is eligible to receive an annual merit bonus of up to 50% of his base salary, as determined in the sole discretion of the Board of Directors.  Effective October 1, 2008 and October 5, 2009, Mr. Flowers’ base salary was increased to $231,750 and $291,750, respectively.  Also pursuant to the Flowers Agreement and on the date of the Flowers Agreement, Mr. Flowers received a grant of non-qualified stock options to purchase 150,000 shares of our Common Stock and a grant of non-qualified stock options to purchase 600,000 shares of our Common Stock.  Mr. Flowers’ right to exercise the foregoing stock options became fully vested on October 9, 2009, in connection with his appointment as Interim CEO.  The Flowers Agreement also provides for Mr. Flowers to receive customary employee benefits, including health, life and disability insurance.

Pursuant to the Flowers Agreement, if Mr. Flowers was terminated without cause or resigned with good reason within the first two years of employment, he would have been entitled to receive an amount equal to his annual base salary for the greater of (i) 6 months or (ii) the period remaining in the extended one-year term.  If Mr. Flowers is terminated without cause or resigns with good reason any time after two years of continuous employment, he is entitled to receive an amount equal to 12 months of his annual base salary.  Mr. Flowers is also entitled to certain payments upon a change of control of the Company if the surviving corporation does not retain him.  All such payments are conditional upon the execution of a general release.

We had an employment agreement with Mr. Goerner.  Under terms his Separation Agreement, Mr. Goerner was paid outplacement assistance of $3,500 and a severance payment of $145,833.  The severance payment was paid in bi-weekly installments over a seven month period that ended May 2010.  We also reimbursed Mr. Goerner for a portion of his health and dental insurance premiums totaling $8,613 during the seven month period ended May 2010 according to provisions in his Separation Agreement.

We had an employment agreement with Mr. Turley for a one-year term.  Upon Mr. Turley’s resignation on February 28, 2008, he was entitled to a severance payment of $95,192, which was paid bi-weekly over a seven month period that ended in August 2008.

We had an employment agreement with Mr. Pohl.  Under terms of the agreement, upon his retirement as CEO on June 5, 2007, Mr. Pohl was paid a severance payment of $100,000 payable in bi-weekly installments over a six month period that ended December 2007.

We had an employment agreement with Mr. Sweeney. Under the terms of the agreement, Mr. Sweeney was paid a salary of $1,125 per day, subject to increase at our sole discretion. Mr. Sweeney was also entitled to a cash bonus, stock options and severance pay, in each case, as determined by the Compensation Committee in its sole discretion. During the course of Mr. Sweeney’s employment with us, Mr. Sweeney remained a partner of Tatum CFO Partners, LLP (“Tatum”). As a partner of Tatum, Mr. Sweeney shared with Tatum a portion of his economic interest in any stock options or equity bonus that we paid him, to the extent specified in a Part-Time Engagement Resources Agreement between us and Tatum. Mr. Sweeney was eligible for our 401(k) plan and for vacation and holidays consistent with our policy as it applies to senior management.

Potential Payments on Termination or Change in Control

As described above under Employment Contracts, Mr. Flowers is entitled to severance payments should he be terminated without cause or resign for good reason as specified in his employment contract.

In order to be entitled to the severance payments, Mr. Flowers must sign a separation agreement which includes a general release of all claims and a non-disparagement agreement.  Payments are to be made by us according to our payroll schedule for a minimum period of twelve months.

The table below estimates the amount payable upon separation as if Mr. Flowers was separated on May 31, 2010.

Severance Payment Estimates
May 31, 2010

Name	Severance Pay ($)	Severance Payable Through
Clifford L. Flowers	$291,750	5/31/11

Mr. Flowers is entitled to a change in control payment should the surviving company not retain him after a merger or acquisition, additionally all of his unvested stock options vest and become exercisable as of the date of the change in control.  A lump sum payment is to be made by us to Mr. Flowers as specified in the Flowers Agreement.

The table below was prepared as though a Change in Control occurred and Mr. Flowers’ employment was terminated on May 31, 2010.

Change in Control Payment Estimate
May 31, 2010

Name	Severance Pay ($)	Stock Options (Black-Scholes Value) ($) (1)	Total ($)
Clifford L. Flowers	$291,750	$-	$291,750

1.	At May 31, 2010 all Mr. Flowers’ stock options have fully vested.

Compensation Committee Interlocks and Insider Participation

During fiscal year ended May 31, 2010, the following individuals served as members of the Compensation Committee: Carlton M. Johnson, Jr., Gloria Felcyn and Helmut Falk, Jr. None of the individuals who served on the Compensation Committee during the fiscal year ended May 31, 2010, has ever served as an officer or employee of PTSC or any of its subsidiaries or has any relationships with PTSC or any of its subsidiaries requiring disclosure under Item 404 of Regulation S-K. The Compensation Committee members have no interlocking relationships requiring disclosure under Item 407(e) (4) (iii) of Regulation S-K.

Compensation Committee Report

The Compensation Committee reviewed and discussed our Compensation Discussion and Analysis with management.  Based upon such review and discussions, the Committee recommended to the Board of Directors that our Compensation Discussion and Analysis be included in this Annual Report on Form 10-K for the fiscal year ended May 31, 2010.

Carlton M. Johnson, Chairperson
Gloria H. Felcyn
Helmut Falk, Jr.

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS:

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement for presentation at our next annual meeting of stockholders.  To be eligible for inclusion in our fiscal 2011 proxy statement, your proposal must be received by us in writing no later than June 1, 2011 and must otherwise comply with Rule 14a-8. Proposals received by us after such date will be considered untimely. Stockholder proposals should be directed to the attention of the Corporate Secretary, addressed as follows: Patriot Scientific Corporation, Mr. Clifford L. Flowers, Corporate Secretary, 6183 Paseo Del Norte, Suite 180, Carlsbad, CA 92011. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Stockholders who intend to submit proposals to the stockholders at the next annual meeting of stockholders but intend to submit such proposals on their own, either from the floor or through their own proxy statement and proxy, must submit such proposals to the Corporate Secretary in writing by August 15, 2011 in order for such matters to be voted upon by the stockholders.  Stockholder proposals should be directed to the attention of the Corporate Secretary, addressed as follows: Patriot Scientific Corporation, Mr. Clifford L. Flowers, Corporate Secretary, 6183 Paseo Del Norte, Suite 180, Carlsbad, CA 92011.

The persons named as proxies for the next annual meeting of stockholders will have discretionary authority to vote on any stockholder proposal not included in our proxy materials for the meeting, unless we receive notice of the proposal by August 15, 2011. If proper notice is received by that date, the proxy holders will not have discretionary voting authority except as provided in federal regulations governing stockholder proposals.

We encourage stockholders to communicate with members of the Board. Stockholders wishing to communicate with directors may send correspondence addressed as follows: Patriot Scientific Corporation, Mr. Clifford L. Flowers, Corporate Secretary, 6183 Paseo Del Norte, Suite 180, Carlsbad, CA 92011. All communications will be provided directly to the Board.

OTHER MATTERS

Neither the Board of Directors nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

FINANCIAL AND OTHER AVAILABLE INFORMATION

We are subject to the informational and reporting requirements of Section 13 of the Exchange Act and in accordance with those requirements file reports and other information with the SEC. Such reports and other information filed with the SEC are available for inspection and copying at the Public Reference Room of the SEC, located at 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our filings under the Exchange Act may also be accessed through the SEC's web site (http://www.sec.gov).

Our Annual Report on Form 10-K for the year ended May 31, 2010, including our annual financial statements, as filed with the SEC under the Exchange Act, constitutes the annual report to stockholders and is being mailed with this Proxy Statement. Upon request and payment of a reasonable fee to cover our expenses, we will furnish any person who was a stockholder as of the record date, a copy of any exhibit to the Form 10-K for the fiscal year ended May 31, 2010. Any such written request may be addressed to: Clifford L. Flowers, Secretary, Patriot Scientific Corporation, 6183 Paseo Del Norte, Suite 180, Carlsbad, CA 92011. The written request must contain a good faith representation that, as of the record date, the person making the request was the beneficial owner of our common stock.  All of our public filings, including our Annual Report on Form 10-K, can be found on our website at www.ptsc.com.  The information contained on our website is not intended to be a part of this proxy statement.

By Order of the Board of Directors

/s/ Clifford L. Flowers
Clifford L. Flowers
CFO and Corporate Secretary

PATRIOT SCIENTIFIC CORPORATION ATTN: CLIFF FLOWERS 6183 PASEO DEL NORTE STE 180 CARLSBAD, CA 92011 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PTSC You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy c ard in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M28243-P03755 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PATRIOT SCIENTIFIC CORPORATION The Board of Directors recommends that you vote FOR the following: Vote on Directors 1. Election of Directors Nominees:  01)  Gloria H. Felcyn  02)  Carlton M. Johnson Jr.  03)  Clifford L. Flowers  Vote on Proposals For Withhold For All All All Except 0 0 0 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: 2. TO RATIFY KMJ CORBIN & COMPANY, LLP AS INDEPENDENT AUDITORS. The Board of Directors recommends you vote AGAINST the following proposal:  3.  STOCKHOLDER PROPOSAL - REQUESTING THAT OUR BOARD OF DIRECTORS AMEND OUR CHARTER DOCUMENTS TO PROVIDE FOR THE ELECTION OF DIRECTORS BY MAJORITY VOTE. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
PATRIOT SCIENTIFIC CORPORATION Annual Meeting of Shareholders January 19, 2011 10:00 AM This proxy is solicited by the Board of Directors
M28244-P03755 The undersigned hereby appoints Clifford L. Flowers with full power of substitution, as attorney and proxy to vote all shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Patriot Scientific Corporation ("Company") to be held at 10 a.m. (Pacific Time) via the Internet at https://virtualshareholdermeeting.com/PTSC on January 19, 2011, and any postponements and adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side